As filed with the Securities and Exchange Commission on June 10, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Shutterstock, Inc.
(Exact name of registrant as specified in its charter)

Delaware	80-0812659
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Fifth Avenue, 20th Floor New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Shutterstock, Inc. Amended and Restated 2022 Omnibus Equity Incentive Plan
(Full title of the plan)

Jarrod Yahes
Chief Financial Officer
Shutterstock, Inc.
350 Fifth Avenue, 20th Floor
New York, NY 10118
(646) 710-3417
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Kimberly C. Petillo-Décossard, Esq.
Maia R. Gez, Esq.
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020-1095
(212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On November 18, 2022, Shutterstock, Inc. (the “Company”) filed a registration statement on Form S-8 (File No. 333-268480) (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register 4,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) under the Company’s 2022 Omnibus Equity Incentive Plan (the “2022 Plan”).

On June 6, 2024, the Company held its 2024 Annual Meeting of Stockholders, at which stockholders approved an amendment to the 2022 Plan (as amended, the “Amended and Restated 2022 Plan”) that increased the number of shares of Common Stock available for issuance by 3,500,000 shares. The Company is filing this registration statement on Form S-8 (this “Registration Statement”) for the purpose of registering the 3,500,000 additional shares of Common Stock authorized for issuance under the Amended and Restated 2022 Plan, plus an additional 750,000 shares that may be recycled for future awards pursuant to the provisions of the Amended and Restated 2022 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Common Stock that may become issuable under the Amended and Restated 2022 Plan by reason of anti-dilution and other adjustments.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Initial Registration Statement, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 (“Plan Information” and “Registrant Information and Employee Plan Annual Information”) will be sent or given to employees as specified by the SEC pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024 (the “Annual Report”), including the portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024, that are incorporated by reference in the Annual Report;

(b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 2, 2024;

(c) the Company’s Current Reports on Form 8-K, filed with the SEC on April 23, 2024; May 2, 2024 (with respect to Items 1.01, 8.01 and Exhibit 2.1 under Item 9.01 only) and June 7, 2024; and

(d) the description of the Common Stock contained in the Registration Statement on Form 8-A, dated September 27, 2012, filed with the SEC by the Company to register such securities under the Exchange Act, and any amendment or report filed for the purpose of updating this information (including Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the SEC. Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Company indicates in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1(1)	Amended and Restated Certificate of Incorporation

4.2(2)	Amended and Restated Bylaws

5.1	Opinion of White & Case LLP

10.1(3)	Amended & Restated Shutterstock, Inc. 2022 Omnibus Equity Incentive Plan

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of White & Case LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

107	Filing Fee Table

(1)	Filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2024 (File No. 001-35669) and incorporated herein by reference.

(2)	Filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2024 (File No. 001-35669) and incorporated herein by reference.

(3)	Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 2024 (File No. 001-35669) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 10, 2024.

Shutterstock, Inc.

By:	/s/ Jarrod Yahes
Name:	Jarrod Yahes
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul Hennessy and Steve Ciardiello, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Paul Hennessy	Chief Executive Officer	June 10, 2024
Paul Hennessy	and Director
(Principal Executive Officer)

/s/ Jarrod Yahes	Chief Financial Officer	June 10, 2024
Jarrod Yahes	(Principal Financial Officer)

/s/ Steve Ciardiello	Chief Accounting Officer	June 10, 2024
Steve Ciardiello	(Principal Accounting Officer)

/s/ Jonathan Oringer	Founder and Executive Chairman	June 10, 2024
Jonathan Oringer	of the Board

/s/ Rachna Bhasin	Director	June 10, 2024
Rachna Bhasin

/s/ Dierdre Bigley	Director	June 10, 2024
Dierdre Bigley

/s/ Thomas R. Evans	Director	June 10, 2024
Thomas R. Evans

/s/ Alfonse Upshaw	Director	June 10, 2024
Alfonse Upshaw